UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2026

Leef Brands, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-56824

British Columbia	98-1653633
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Suite 2500 Park Place

666 Burrard Street

Vancouver, BC V6C 2X8, Canada

(Address of principal executive offices, including zip code)

(416) 797-6455

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

On May 18, 2026, Leef Brands, Inc., a British Columbia corporation (the “Company”), completed its previously announced financing, pursuant to which the Company raised aggregate gross proceeds of approximately US$9.3 million. In connection with the closings pursuant to the financing, the Company issued an aggregate of 33,146,842 Common Share Units (each, a “Unit”) at a price of CN$0.25 per Unit. Each Unit consisted of one Common Share of the Company, no par value, and one common share purchase warrant. Each warrant entitles the holder to acquire one additional Common Share of the Company at an exercise price of CN$0.30 per share for a period of 24 months from the date of issuance. In addition, the Company issued 11,084,132 Preferred Shares. The Preferred Shares carry a 15% annual dividend, consisting of 10% payable in cash and 5% payable in kind, and are convertible into Common Shares of the Company at a conversion price of CN$0.38 per share.

The financing was led by Mindset Capital and included participation from existing shareholders and new strategic investors. Micah Anderson, the Company’s Chief Executive Officer, and Kevin Wilson, the Company’s Chief Financial Officer, also participated in the financing.

The Units, the Common Shares, the Preferred Shares, the Warrants and the Common Shares issuable upon exercise of the Warrants and conversion of the Preferred Shares are not being registered under the Securities Act of 1933, as amended (the “Securities Act”), and are being offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act.

The foregoing descriptions of the financing is qualified in its entirety by reference to the full text of the Common Share Subscription Agreement, Preferred Share Subscription Agreement and Warrant, a copies of which are filed as Exhibit 1.1, 1.2 and 1.3, respectively, hereto and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Common Share Subscription Agreement
1.2	Preferred Share Subscription Agreement
1.3	Warrant
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Leef Brands, Inc.

Date: June 2, 2026	By:	/s/ Kevin Wilson
Kevin Wilson
Chief Financial Officer